EXHIBIT 10.15


                                8308 129TH AVENUE


                                   SURREY,B.C.



                               OFFER TO SUB-LEASE



                                     BETWEEN



                       HGP GLASS INDUSTRIES OF CANADA INC.

                                 (SUB-LANDLORD)



                                       AND



                             ABLE AUCTIONS.COM INC.

                                  (SUB-TENANT)






Colliers Macaulay Nicolls Inc.
Leasing Division
("Agent")

                               OFFER TO SUB-LEASE

                                8308 129TH AVENUE

                                   SURREY,B.C.

                                (THE "BUILDING")



TO:   HGP GLASS INDUSTRIES OF CANADA INC.                      ("Sub-Landlord")
      #850-14160 Dallas Parkway
      Dallas, Texas  75240

WE:   ABLE AUCTIONS.COM INC.                                   ("Sub-Tenant")
      1963 Lougheed Highway
      Coquitlam, B.C.
      V3K 3T8

hereby offer to lease from the Landlord, upon the following terms and conditions, approximately 22,035 square feet of office and warehouse space in the Building located at 8308 129th Avenue, Surrey, B.C.

1.   TERM

     The Term of the Sub-Lease shall be twenty-six (26) months commencing on the 1st day of December, 1999 (the "Commencement Date") and expiring on the 31st day of January, 2002.

2.   GROSS RENT

     The Gross Rent, plus applicable Goods and Services Tax, shall be payable in advance on the first day of each and every month during the Term in accordance with the following schedule. Gross Rent shall include all property taxes for the Premises but will not include utilities associated with the Sub-Tenant's operations.

     Lease Term                  Per Square Foot
      (months)                      Per Annum                 Per Annum             Per Month
      --------                      ---------                 ---------             ---------
       1 - 26                         $5.72                    $126,000             $10,500.00


3.   PROPERTY TAXES

     [The Tenant shall be responsible for paying all property taxes associated with the Premises and Goods and Services Tax on a monthly basis, in advance on the first day of each month in addition to the Basic Rent.
     -- PRECEDING TEXT IS IN STRIKE-OUT FORMAT IN THE ORIGINAL]



                                                                        Initials

     [The Tenant's share of the above-noted expenses are estimated to be $1.20 per sq. ft. or $2,200.00 per month.
     PRECEDING TEXT IS IN STRIKE-OUT FORMAT IN THE ORIGINAL]

4.   DEPOSIT

     A cheque for $22,470.00 (the "Deposit") payable to the Sub-Landlord's agent, Colliers Macaulay Nicolls Inc., in trust, is tendered herewith as the Deposit and to be credited in payment firstly towards the last month's rent and thereafter towards the first rent due, plus any applicable Goods and Services Tax, and to be returned to the Sub-Tenant if this Offer is not accepted. In the event the Sub-Tenant defaults under the terms hereof, the Sub-Landlord may terminate this agreement and retain the Deposit on account of damages and not as a penalty, without prejudice to any other remedy.

5.   LEASE

     The Sub-Tenant covenants to abide by all the terms of the Sub-Landlord's Lease (the "Lease") with the exception of the terms set out in this Offer which differ from the terms of the Lease. The Sub-Landlord shall provide the Sub-Tenant with a copy of the Lease within three (3) days after the acceptance of this Offer to Sub-Lease.

     The Sub-Tenant shall enter into a Sub-Lease Agreement incorporating the terms of this Offer and the Lease amended where applicable, if requested by the Sub-Landlord who shall prepare the Sub-Lease Agreement at its cost within ten (10) days after the removal of the Sub-Tenant's and Sub-Landlord's conditions precedent otherwise this Offer together with the Lease shall constitute the Sub-Lease Agreement.

6.   USE

     The Sub-Lease Premises shall be used only for the purposes of auction distribution, wholesale and warehousing of office furniture, various consumer products, industrial/commercial vehicles and equipment.

7.   SOLE AGREEMENT

     There are no agreements, covenants, representations, warranties or conditions in any way relating to the subject matter of this agreement expressed or implied, collateral or otherwise, except as expressly set forth herein.

8.   TIME OF THE ESSENCE

     Time is of the essence of this agreement with respect to the covenants contained herein.

9.   DEFINITIONS

     Words defined in the Lease and used herein shall have the same meaning ascribed to them by the Lease.



                                                                        Initials

10.  CONSENT OF LANDLORD

     This Offer is subject to the consent of the Landlord in accordance with the terms of the Lease.

11.  OFFER PROVISIONS

     All terms of this Offer shall survive the completion of this transaction and shall not merge. In the event of any conflict between the terms of this Offer and the terms of the Lease, the terms of this Offer shall prevail.

12.  EARLY OCCUPATION BY SUB-TENANT

     During any period prior to the commencement of the Term (including the period from the date upon which the Leased Premises are ready for the construction of the Tenant Improvements until the commencement of the Term) in which the Tenant is permitted to have occupancy of the Leased Premises, whether exclusively or in common with the Landlord, its contractors, sub-contractors, or employees, the Tenant shall be bound by all the provisions of the Lease saving those requiring the payment of Basic Rent or the Tenant's Proportionate Share of Operating Costs and Property Taxes.

13.  SUB-LANDLORD IMPROVEMENTS

     The Sub-Landlord will at its cost will ensure all fixturing, lighting and HVAC are in good working order.

14.  SUB-TENANT IMPROVEMENTS

     The Leased Premises are leased "as is" and any alterations shall be subject to the Tenant obtaining the approval of the local Municipal authority, the Landlord and the Landlord's mechanical, electrical, structural consultants and architects, at the Tenant's cost.

15.  SUB-LANDLORD TO DETERMINE FINANCIAL STRENGTH OF TENANT

     Acceptance of this Offer by the Landlord is conditional upon the Tenant providing the Landlord with information regarding the financial status of the Tenant as the Landlord may reasonably require for the purposes of determining the financial strength of the Tenant. Within three (3) days of the date of execution of this Offer by the Landlord, the Landlord shall notify the Tenant of what information it requires and the Tenant shall then have seven (7) days to supply the said information to the Landlord. The Landlord shall have seven (7) days from the date of receipt of the aforesaid information to determine whether or not the Tenant is of sufficient financial strength. The condition referred to in this paragraph shall have been satisfied when the Landlord has so notified the Tenant in writing within the time limited above. If no such notification in writing is given or the Landlord advises the Tenant that it is not satisfied with the Tenant's financial strength this Offer shall become null and void and the Deposit returned in full.



                                                                        Initials

16.  CONDITIONS PRECEDENT

     This Offer and Acceptance is subject to the following Conditions Precedent being waived at the sole discretion of the Sub-Tenant.

     A. The Sub-Tenants review and approval of the Sub-Landlord's Lease of the Premises within ten (10) business days after the acceptance of this Offer to Lease.

     B. The Sub-Tenant's Board of Directors' approval of the Premises within ten (10) business days after the acceptance of this Offer to Lease.

     C. The Sub-Tenant receiving a Business License from the City of Surrey within fifteen (15) business days after the acceptance of this Offer to Lease.

     D. The Sub-Tenant entering into a new lease with the Landlord commencing after the expiration of the Sub-Lease Term to its sole satisfaction within fifteen (15) business days after the acceptance of this Offer to Lease.

     If the Sub-Tenant fails to notify the Sub-Landlord in writing that the Conditions Precedent have been satisfied or waived within the stipulated time, this Offer shall become null and void and the deposit returned to the Tenant.

17.  CONDITIONS PRECEDENT

     This Offer and Acceptance is subject to the following Conditions Precedent being waived at the sole discretion of the Sub-Landlord.

     A. The Sub-Landlord receiving approval of the Sub-Lease from its Board of Directors.

     B. The Sub-Landlord securing a termination of its Sub-Lease with the Department of Highways in the office area of the Premises.

     If the Sub-Landlord fails to notify the Sub-Tenant in writing that the Conditions Precedent have been satisfied within fifteen (15) business days after the acceptance of this Offer to Sub-Lease or such other time as may be agreed, then this Agreement will become null and void and the deposit(s) and any accrued interest shall be returned to the Tenant forthwith without deduction and neither party shall have further obligation to the other. This clause is for the sole benefit of the Sub-Landlord.

18.  DISCLOSURE

     The  Sub-Landlord  and the  Sub-Tenant  acknowledge  and agree that:

     (i) in accordance with the Code of Ethics of the Canadian Real Estate Association, Colliers Macaulay Nicolls Inc. (the "Agent") has disclosed that it is representing the Sub-Landlord and the Sub-Tenant in the transaction described in this Agreement;



                                                                        Initials

     (ii) the Agent, in order to accommodate the transaction described in this Agreement, was and is entitled to pass any relevant information it receives from either party or from any other source to either of the parties as the Agent sees fit, without being in conflict of its duties to either party; and

     (iii)     the Sub-Landlord shall pay the commission and compensation due to
               the  Agent  pursuant  to  the   transaction   described  in  this
               Agreement.


19.  ACCEPTANCE

     This Offer shall be irrevocable and open for acceptance until 4:00 p.m. on the ______ day of August, 1999, after which time if not accepted this Offer shall be null and void and the Deposit shall be returned in full to the Sub-Tenant. This Offer may be accepted by signing and returning one duplicate copy or facsimile of this Offer.

     DATED this 22 day of August, 1999.

                                     ABLE AUCTIONS.COM INC.
                                     SUB-TENANT

                                     Per: /s/ Jeremy Dodd
                                          -------------------------------------

                                     Per: -------------------------------------


                                   ACCEPTANCE

The Sub-Landlord hereby accepts the above Offer this ____ day of August, 1999.

                                     HGP GLASS INDUSTRIES OF CANADA INC.
                                     SUB-LANDLORD

                                     Per:  /s/ illegible
                                          -------------------------------------

                                     Per: -------------------------------------



                               LANDLORD'S CONSENT

The Landlord hereby consents to the attached Offer this 22nd day of September, 1999.

                                     SHAUNAVON HOLDINGS LTD.
                                     LANDLORD

                                     Per: /s/ J.J. Carey
                                          -------------------------------------

                                     Per: -------------------------------------